UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021 (June 28, 2021)

Runway Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

205 N. Michigan Ave., Suite 4200, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 28, 2021, Runway Growth Credit Fund Inc. (the “Company”) entered into an amended and restated administration agreement (the “Amended Administration Agreement”) with its administrator, Runway Administrator Service LLC (the “Administrator”). The Amended Administration Agreement amended and restated the administration agreement, dated as of December 15, 2016, by and between the Company and the Administrator (the “Original Administration Agreement”) to (a) eliminate the cap on the amounts payable to the Administrator by the Company in any fiscal year of the greater of (i) 0.75% of the Capital Commitments (as defined in the Original Administration Agreement) as of the end of the most recently completed fiscal year and (ii) $1,000,000, and (b) make certain conforming and other immaterial changes. Other than these changes, the terms and conditions of the Amended Administration Agreement are identical in all material respects to those of the Original Administration Agreement.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the Amended Administration Agreement. The description above is only a summary of the Amended Administration Agreement and does not purport to be complete and is qualified in its entirety by reference to the Amended Administration Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Administration Agreement, dated as of June 28, 2021, by and between Runway Growth Credit Fund Inc. and Runway Administrator Services LLC, as administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Credit Fund Inc.

Date: June 30, 2021	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Financial Officer, Treasurer and Secretary